Exhibit 99.1

MASTER LEASE AGREEMENT

JUNE 12, 2005

LANDLORD:

FRANKLIN SALTLAKE LLC

a Utah LIMITED LIABILITY COMPANY

TENANT:

FRANKLIN DEVELOPMENT CORPORATION,

a UTAH CORPORATION

LEASE AGREEMENT

TABLE OF CONTENTS

1.     DEFINITIONS
1.1	Lease Year
1.2	Hazardous Material
1.3	Wastes
1.4	Environmental Laws
1.5	Release
1.6	Pollutants
2.     CONDITION OF PROPERTIES
3.    TERM
3.1	Primary Term
3.2	First Option to Extend
3.3	Second Option to Extend
3.4	Third Option to Extend
3.5	Fourth Option to Extend
3.6	Fifth Option to Extend
3.7	Sixth Option to Extend
3.8	Surrender of Properties; Holding Over
4.     RENT AND DEPOSITS
4.1	Net-Net-Net Lease
4.2	Base Monthly Rent
4.3	Base Monthly Rent During the Extension Periods
5.     RENT ESCALATIONS
6.     LANDLORD’S COVENANTS
6.1	Easements.
7.     USE OF THE PROPERTIES; COMPLIANCE
7.1	Use.
7.2	Compliance
8.     PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES
8.1	Tenant’s Required Payments
8.2	Payments Not Required by Tenant
8.3	Assessments
8.4	Utility Payments
8.5	Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Properties
8.6	Landlord Not Required to Join in Proceedings or Contest Brought by Tenant
8.7	Tax Period and Adjustment of Taxes
9.     FURNITURE, FIXTURES AND EQUIPMENT
9.1	Furniture, Fixtures, and Equipment
9.2	Landlord’s Waiver
9.3	Removal of Tenant’s Personal Property at Expiration of Lease
9.4	Right to Affix Signs
10.   MAINTENANCE OF THE PROPERTIES
10.1	Obligation to Maintain the Properties
10.2	Obligation to Keep the Properties Clear
11.   NBSP; REPAIRS AND ALTERATIONS
11.1	Right to Make Alterations
11.2	Tenant Shall Not Render Properties Liable For Any Lien
11.3	Payment of Liens.
12.   INDEMNITY AND INSURANCE
12.1	Indemnification
12.2	Insurance Company Requirement
12.3	Insurance Certificate Requirements
12.4	Minimum Acceptable Insurance Coverage Requirements
12.5	Additional Insureds
12.6	Mortgage Endorsement
12.7	Renewals, Lapses or Deficiencies
12.8	Waiver of Subrogation
13.   PARTIAL AND TOTAL DESTRUCTION OF THE PROPERTIES
14.   CONDEMNATION
14.1	Condemnation Damages
14.2	Termination of Lease Due to Condemnation
14.3	Temporary Taking
15.   ASSIGNMENT AND SUBLETTING
15.1	Tenant’s Right of Assignment and Subletting
15.2	Landlord’s Option to Preserve Subtenancies
15.3	Continuing Obligation of Tenant
15.4	Landlord’s Right of Assignment
15.5	Separate Leases
16.   DEFAULT AND TERMINATION
16.1	Event of Default
16.2	Landlord’s Remedies
16.3	Late Charge
16.4	Right of Landlord to Re-Enter
16.5	Surrender of Properties
16.6	Interest Charges
16.7	Default by Landlord
17.   RIGHT OF INSPECTION
18.   WAIVER OF BREACH
19.   NOTICES
19.1	Notice Requirements
19.2	Payments Under Lease
20.   RELATIONSHIP OF THE PARTIES
21.   SUBORDINATION, ATTORNMENT AND ESTOPPEL
21.1	Subordination and Non-Disturbance
21.2	Attornment
21.3	Attornment of Subtenants.
21.4	Estoppel Certificate
22.   TENANT’S FINANCIAL STATEMENTS
23.   ATTORNEYS’ FEES
23.1	Recovery of Attorneys’ Fees and Costs of Suit
23.2	Party to Litigation
23.3	Landlord’s Consent
24.   CONSENT
25.   AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT
25.1	Full Power and Authority to Enter Lease
25.2	Quiet Enjoyment
25.3	No Violation of Covenants and Restrictions
25.4	Common Areas.
26.   HAZARDOUS MATERIAL
26.1	Environmental Compliance
26.2	Tenant’s Responsibility for Hazardous Materials
26.3	Tenant’s Environmental Indemnification
26.4	Tenant’s Notification Obligation
26.5	Landlord’s Right of Entry
26.6	Survival
27.   RIGHT OF FIRST OFFER
27.1	Right of First Offer
28.   GENERAL PROVISIONS
28.1	Recitals
28.2	Gender; Number
28.3	Captions
28.4	Exhibits
28.5	Entire Agreement
28.6	Drafting
28.7	Modification
28.8	Joint and Several Liability
28.9	Enforceability
28.10	Attorneys' Fees
28.11	Time of Essence
28.12	Severability
28.13	Successors and Assigns
28.14	Independent Covenants
28.15	Applicable Law
28.16	Limitation of Landlord's Liability
28.17	No Lease Until Accepted
28.18	Counterparts

Exhibit “A” - Property List; Legal Descriptions of Properties
Exhibit “B” - Memorandum of Lease

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”), dated for reference purposes only as of June __, 2005, is made by and between FRANKLIN SALTLAKE LLC, LLC, a Utah limited liability company (“Landlord”), and FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation (“Tenant”), with reference to the recitals set forth below.

RECITALS

A. Landlord is the owner of four (4) parcels of land in Salt Lake County, Utah, together with all improvements located thereon (including, but not limited to, five (5) office buildings) and appurtenances, gores, strips of land, easements, rights of way, usufructs, mineral rights, water rights, fixtures and personal property thereunto belonging, which real properties are identified on the “Property List,” attached hereto and incorporated herein as Exhibit “A.” The terms “Property” and “Properties” as used in this Lease shall mean certain or all (as the context may require) of the real properties identified on the Property List. Also attached as part of Exhibit “A” are legal descriptions of the Properties shown on the Property List.

B. Landlord and Tenant acknowledge and agree that this Lease is a master lease for all of the Properties, and further acknowledge and agree that such master lease was an inducement to Landlord and Tenant to enter into this Lease.

C. Landlord desires to lease the Properties to Tenant, and Tenant desires to lease the Properties from Landlord pursuant to the provisions of this Lease.

1.  DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Section.

1.1	Lease Year

The term “Lease Year” shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Section 3) and each subsequent twelve (12) month period thereafter during the term and any extensions. If the Commencement Date is other than the first day of the month, then the first Lease Year also will include the partial month in which the Commencement Date occurs and the partial month in which the twelfth month of the Term falls.

1.2	Hazardous Material

The term “Hazardous Material” includes, but is not limited to, any and all hazardous or toxic substances, Wastes, or materials used, generated, stored or transported on or to the Property, including but not limited to asbestos or asbestos-containing materials, petroleum and petroleum products (including without limitation, gasoline and diesel), pollutants, pollution, contaminants or contamination as those terms are commonly used or as defined or designated under any Environmental Law present at levels in excess of those allowed under Environmental Laws.

1.3	Wastes

The term “Wastes” includes any and all chemical, petroleum, or biological wastes, contaminants, emissions, discharges, or pollutants, whether hazardous or non-hazardous, liquid, solid or gaseous, chemically active or inert, and whether from any production, operation, maintenance, manufacturing, processing, storage, use or other activity, where such waste is regulated under federal, state, or local law which is designed to protect health, safety or the environment.

1.4	Environmental Laws

The term “Environmental Laws” includes, but is not limited to all federal, state and local statutes, regulations or ordinances, all rules, policies, directives, orders or requirements of any government agency, and all common law requirements, regulating, relating to, affecting or imposing liability or other obligations concerning hazardous substances, hazardous wastes, Hazardous Materials, Pollutants, Waste, human health or the environment.

1.5	Release

The term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Material, Pollutants or Waste.

1.6	Pollutants

The term “Pollutants” means any Hazardous Materials or Wastes arising out of Tenant’s past, present or future use or occupancy of the Properties, Tenant’s acts or omissions which include, but are not limited to, any Hazardous Materials or Wastes transported to or from the Properties, used, stored, spilled, released, discharged, disposed or emitted by Tenant or its invitees and any Hazardous Materials Released at, under, from, or to the Properties, including without limitation the migration of Hazardous Materials or Waste to or from the Properties, during or before the Lease term. As used herein, Tenant includes Tenant’s employees, agents, successors, sublessees, assigns, contractors, subcontractors, or persons acting on behalf of Tenant.

2.  CONDITION OF PROPERTIES

Landlord leases to Tenant and Tenant leases from Landlord the Properties in their “AS IS, WHERE IS, WITH ALL FAULTS” condition with no representations or warranties of conditions or suitability for use whatsoever and on the terms and conditions set forth in this Lease. By affixing its initials below, Tenant acknowledges and agrees that: (i) no representations have been or are made, or responsibility assumed by Landlord, with respect to the Properties or their operations, or the condition or repair of the Properties, or as to any fact, circumstance, thing or condition which may effect or relate to the Properties, except as expressly or specifically set forth in this Lease; (ii) the Properties are leased in their “AS IS, WHERE IS, WITH ALL FAULTS” condition as of the Commencement Date; and (iii) other than as specifically set forth in this Lease, Landlord shall have no obligation to alter, restore, improve, repair or develop the Properties, and further shall have no obligation to remove therefrom any parties or items of personal property, or other trade fixtures or equipment which may be upon the Properties on the Commencement Date.

TENANT’S INITIALS___    LANDLORD’S INITIALS __

3.  TERM

3.1	Primary Term

The effective date (the “Commencement Date”) of this Lease shall be the date upon which escrow is deemed closed pursuant to that certain Purchase Agreement and Escrow Instructions of even date herewith by and between Tenant, as “Seller,” and Landlord, as “Buyer” (“Purchase Agreement”). The expiration date of the primary term (the “Primary Term”) of this Lease shall be the last day of the month twenty (20) years following the Commencement Date, unless extended as set forth in Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6 and Section 3.7. References to the term of the Lease shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any extension, renewal or holdover of the Primary Term.

3.2	First Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the Primary Term, provided there are no material uncured Events of Default (as defined in Section 17) existing under the Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“First Extension Period”). The maximum term of the Lease with one extension is twenty-five (25) years.

3.3	Second Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the First Extension Period, provided there are no material uncured Events of Default existing under the extended Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“Second Extension Period”). The maximum term of the Lease with two extensions is thirty (30) years.

3.4	Third Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the Second Extension Period, provided there are no material uncured Events of Default existing under the extended Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“Third Extension Period”). The maximum term of the Lease with three extensions is thirty-five (35) years.

3.5	Fourth Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the Third Extension Period, provided there are no material uncured Events of Default existing under the extended Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“Fourth Extension Period”). The maximum term of the Lease with four extensions is forty (40) years.

3.6	Fifth Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the Fourth Extension Period, provided there are no material uncured Events of Default existing under the extended Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“Fifth Extension Period”). The maximum term of the Lease with five extensions is forty-five (45) years.

3.7	Sixth Option to Extend

On or before one hundred and eighty (180) days prior to the expiration of the Fifth Extension Period, provided there are no material uncured Events of Default existing under the extended Lease, Tenant may extend the term of this Lease for an additional five (5) years by notifying Landlord of such intention in writing (“Sixth Extension Period”). The maximum term of the Lease with six extensions is fifty (50) years.

The First Extension Period, Second Extension Period, Third Extension Period, Fourth Extension Period, Fifth Extension Period and Sixth Extension Period collectively shall be referred to as the “Extension Periods.” If Tenant elects to exercise an option to extend, it may exercise said option with respect to any, some or all of the Properties subject to this Lease immediately prior to the commencement of the applicable Extension Period.

3.8	Surrender of Properties; Holding Over

On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Properties, together with all alterations, vacant and free of all tenancies and any leasehold rights therein and in good condition and repair, normal wear and tear excepted, broom clean and free of violations and Pollutants, and shall surrender all keys for the Properties to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Properties. If Tenant does not do so, then after expiration of this Lease, it will be a tenant at will upon the applicable conditions of this Lease. In such event the rent payable shall be increased by ten percent (10%) over the rent payable during the last full month of the term of this Lease that just ended, prorated for any partial month. If the Properties are not surrendered as and when aforesaid, Tenant shall indemnify Landlord from and against loss or liability resulting from the delay by Tenant in so surrendering the Properties, including without limitation, any claims made by any succeeding occupant or purchaser founded on such delay, but excluding any consequential damages. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

4.  RENT AND DEPOSITS

4.1	Net-Net-Net Lease

This is a net-net-net (“triple net”) lease. It is the intention of Landlord and Tenant that the Base Monthly Rent (as defined below) and other sums and charges provided herein, including property taxes, repairs and routine maintenance, and insurance, shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as additional rent, all Property Taxes and Other Charges as those terms are defined in Section Eight hereunder, of every kind and nature against or relating to the use, occupancy, possession, operation, maintenance or repair of the Properties, which may arise or become due during the term hereof, whether or not now customary or within the contemplation of the parties hereto.

4.2	Base Monthly Rent

The Base Monthly Rent to be allocated to each of the Properties (the “Individual Building Rents”) is listed on Exhibit “A.” The parties acknowledge and agree that the Individual Building Rents are included in Exhibit “A” solely for the convenience and use of the parties in making certain calculations as may be necessary from time to time pursuant to the provisions hereof. By way of example only, in the event: (i) this Lease is terminated or not extended pursuant to the terms hereof as to certain (but not all) of the Properties; or (ii) of a conveyance by Landlord of Landlord’s interest in the Lease as to one or more of the Properties prior to expiration or termination hereof; or (iii) an assignment by Tenant of Tenant’s interest in this Lease as to one or more of the Properties pursuant to the terms hereof, Base Monthly Rent payable hereunder following said event shall be adjusted by the respective Individual Building Rents.

Base Monthly Rent shall be payable by Tenant to Landlord in advance in equal monthly installments commencing upon the Commencement Date and on the first day of each calendar month thereafter, without prior notice, invoice, demand, deduction or offset whatsoever. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All rent shall be paid to Landlord at the address to which notices to Landlord are given. The Base Monthly Rent for any partial month shall be prorated based upon the actual number of days in the period to be prorated.

4.3	Base Monthly Rent During the Extension Periods

In the event Tenant exercises its option(s) to extend the term of this Lease as set forth above, the Base Monthly Rent shall be adjusted as follows:

4.3.1
First Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the First Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the Primary Term multiplied by one hundred and five percent (105%).

4.3.2
Second Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the Second Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the First Extension Period multiplied by one hundred and five percent (105%) .

4.3.3
Third Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the Third Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the Second Extension Period multiplied by one hundred and five percent (105%).

4.3.4
Fourth Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the Fourth Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the Third Extension Period multiplied by one hundred and five percent (105%).

4.3.5
Fifth Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the Fifth Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the Fourth Extension Period multiplied by one hundred and five percent (105%).

4.3.6
Sixth Extension Period: The Base Monthly Rent which is payable by Tenant during the first year of the Sixth Extension Period shall be equal to the Base Monthly Rent payable by Tenant during the last month of the Fifth Extension Period multiplied by one hundred and five percent (105%).

5.  RENT ESCALATIONS

Commencing with the sixth (6th) lease year and continuing every year thereafter during the Term, Base Monthly Rent shall be increased by two percent (2%) over the Base Monthly Rent in effect at the time of the increase. Commencing with the second (2nd) lease year of any Extension Period and continuing every year thereafter during said Extension Period, the Base Monthly Rent shall be increased by two percent (2%) over the Base Monthly Rent in effect at the time of the increase.

6.  LANDLORD’S COVENANTS

6.1	Easements.

During the term of this Lease, Landlord shall not unreasonably condition, withhold or delay its agreement to grant such utility, access or other similar easements on over and above any of the Properties as Tenant may reasonably request, provided, that such easements will not materially and adversely interfere with Landlord’s ownership of, or the value of Landlord’s interest in, such Properties.

7.  USE OF THE PROPERTIES; COMPLIANCE

7.1	Use.

Tenant may use the Properties for general office use, along with related or ancillary uses and parking (“Initial Use”), or for such other use as Tenant may determine in Tenant’s reasonable business judgment, provided that such use: (i) is lawful; (ii) is in compliance with applicable environmental, zoning and land use Laws, restrictions, and requirements, and Tenant obtains all applicable permits for such uses prior to beginning the use; (iii) does not violate matters of record or covenants, conditions or restrictions affecting the Properties existing as of the date hereof or any matters of record or covenants, conditions or restrictions hereafter created by or consented to by Tenant applicable to the Properties; provided, however, Landlord shall not unreasonably withhold its consent to future matters of record or restrictions that do not (i) materially or adversely affect Tenant’s use and enjoyment of the Properties, with materiality being determined based upon commercially reasonable standards, (ii) reduce, abate, diminish, lessen or limit any of Tenant’s rights under the terms of, or reduce the value of Tenant’s leasehold estate created by, this Lease, and (iii) otherwise result in any monetary impositions upon Tenant. A change in use that is prohibited by the lender holding an encumbrance or lien on the Properties is per se reasonably refused by the Landlord. In the event that Tenant believes that Landlord has wrongfully withheld a consent pursuant to the immediately preceding sentence, Tenant’s sole remedy shall be to seek relief granting such consent. Tenant has satisfied itself, and represents to Landlord, that its Initial Use is lawful and materially conforms to applicable zoning and other use restrictions and regulations applicable to the Properties.

7.2	Compliance

Tenant, at Tenant’s sole expense, promptly shall comply with all applicable laws, statutes, ordinances, rules, regulations and orders and any covenants and restrictions of record hereafter created by or consented to by Tenant in effect during the term or any part of the term hereof, regulating the use by Tenant of the Properties, including, without limitation, the obligation at Tenant’s cost, to alter, maintain, or restore the Properties in compliance and conformity with all laws relating to the condition, use or occupancy of the Properties during the term (including, without limitation, any and all requirements as set forth in the Americans with Disabilities Act) and regardless of (i) whether such laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the term.

8.  PROPERTY TAXES, OTHER CHARGES, ASSESSMENTS AND UTILITIES

8.1	Tenant’s Required Payments

Tenant shall (i) pay at least ten (10) days before delinquency and as additional rent, all Property Taxes and Other Charges (as such terms are defined herein) that accrue during or are otherwise allocable to the term of this Lease; and (ii) concurrently provide Landlord with evidence of payment thereof. Property taxes and Other Charges together are referred to herein as “Taxes.”

8.1.1
“Property Taxes” shall mean all taxes, assessments, excises, levies, fees, and charges (and any tax, assessment, excise, levy, fee, or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed on or against, or otherwise with respect to, the Properties or any part thereof or any personal property used in connection with the Properties, which is levied on the value of said Properties or personal property. It is the intention of Landlord and Tenant that all new and increased taxes, assessments, levies, fees, and charges be included within the definition of Property Taxes for the purpose of this Lease, whether or not these taxes, assessments, levies, fees and charges existed on the effective date of this Lease.

8.1.2
“Other Charges” shall mean all taxes, assessments, excises, levies, fees, and charges other than Property Taxes (including, without limitation, common area maintenance charges, charges relating to the cost of providing facilities or services, and charges relating to documents or instruments of record effecting or encumbering the Properties), whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed, or imposed upon, or measured by, or reasonably attributable to (a) the Properties; (b) the cost or value of Tenant’s furniture, fixtures, equipment, or personal property located in the Properties or the cost or value of any leasehold improvements made in or to the Properties by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; ; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Properties; (d) any fees, charges, fines, costs, assessments, taxes, demands, orders, directives, or other requirements by any governmental agency asserting jurisdiction, or under any Environmental Laws which arise from or relate to Tenant’s use of, or Tenant’s activities at, the Properties, (e) this transaction or the recording or cancellation of recording of any document to which Tenant is a party creating or transferring an interest or an estate in the Properties, and it includes (f) insurance, maintenance, and other costs incurred by Tenant by which Landlord may benefit.

8.1.3
In addition to the foregoing, during the term of this Lease, Tenant acknowledges and agrees it is obligated to and shall perform all obligations of the owner of the Properties under, and pay all expenses which the owner of the Properties may be required to pay in accordance with, any reciprocal easement agreements or any other documents or instruments of record now (or of record in the future if created or filed by or with the consent of Tenant) affecting the Properties, herein referred to collectively as the “REAs.” Tenant shall promptly comply with all of the terms and conditions of the REAs during the term of this Lease.

8.2	Payments Not Required by Tenant

Notwithstanding anything to the contrary contained in this Section 8, Tenant shall not be required to pay any state or federal income, franchise or similar taxes of Landlord, or any state or federal estate, succession, inheritance, or transfer taxes of Landlord.

8.3	Assessments

If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Properties, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided, however, throughout the entire term of this Lease, Tenant shall pay all assessments that become payable during or are otherwise allocable to the term of this Lease.

8.4	Utility Payments

Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Properties, including all charges for installation, termination, and relocations of such service. Landlord, at its option, may require Tenant to furnish Landlord with evidence of payment of such charges. Tenant shall have the right to select the utility providers for the Properties.

8.5	Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Properties

Tenant, at Tenant’s sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Properties or to contest any Property Taxes or utility charges that are to be paid by Tenant; provided however, Tenant shall (i) give Landlord written notice of any such intention to contest at least thirty (30) days before any delinquency could occur; (ii) indemnify and hold Landlord harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to any of the Properties or the improvements thereon due solely to such contest, or in lieu thereof, at Landlord’s election, furnish Landlord with adequate security for the amount of the Property Taxes due plus interest and penalties, which may or may not be an escrow or impound account; and (iv) in the event of a final determination adverse to Tenant, prior to enforcement of a lien, foreclosure of a lien or sale to pay Property Taxes, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by law or statute to protest Taxes or utility charges as defined in this Section 8 as long as Tenant remains current as to all other terms and conditions of this Lease. If the protested Taxes have not been paid, then at Landlord’s request Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Property is located. The amount of bond shall equal one hundred ten percent (110%) of the total amount of Taxes in dispute. The bond shall hold Landlord and the Property harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant’s part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section.

8.6	Landlord Not Required to Join in Proceedings or Contest Brought by Tenant

Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Property. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

8.7	Tax Period and Adjustment of Taxes

For the purpose of this Lease, the calculation of Taxes payable by Tenant for any particular Lease Year shall be based upon the Taxes actually due and payable in accordance with applicable law during such Lease Year even though such Taxes may relate to a different period of time (such as the taxing authority’s fiscal year). [For example, if Taxes are payable on or before November 30 of each year with respect to the fiscal period beginning on the immediately preceding January 1 and ending on the immediately succeeding December 31, then, for all purposes of this Lease, Taxes for Lease Year “X” refers to the Taxes due and payable on November 30 of such Lease Year even though the same may relate in part to both such Lease Year and the succeeding Lease Year.] The parties hereby understand that, notwithstanding the foregoing, Taxes payable by Tenant in accordance with the terms of this Lease shall be appropriately adjusted for any partial Lease Year.

9.  FURNITURE, FIXTURES AND EQUIPMENT

9.1	Furniture, Fixtures, and Equipment

During the term Tenant may, at Tenant’s expense, place or install such machinery, appliances, furniture, equipment and other articles of personal property (collectively, “Tenant’s Personal Property”) on the Properties as may be needed for the conduct of Tenant’s business.

9.2	Landlord’s Waiver

Tenant may finance Tenant’s Personal Property at any time and from time to time during the term of this Lease. Upon request of Tenant, Landlord shall execute and deliver to any lender a Landlord’s Waiver in such form as shall be reasonably acceptable to Landlord. Tenant may replace or remove Tenant’s Personal Property from time to time as Tenant may determine during the term of this Lease.

9.3	Removal of Tenant’s Personal Property at Expiration of Lease

At the expiration or earlier termination of the Lease, Tenant’s Personal Property may be removed at the option of Tenant. In the alternative, at the expiration or earlier termination of the Lease, Landlord may require Tenant to remove Tenant’s Personal Property within a reasonable time following receipt of written notice from Landlord. Tenant immediately shall make such repairs and restoration of the Properties as are necessary to repair any damage to the Properties from the removal of Tenant’s Personal Property. Any of Tenant’s Personal Property not so removed shall be deemed abandoned, and Landlord may cause such property to be removed from the Properties and disposed of, but the cost of any such removal shall be borne by Tenant. The provisions of this paragraph shall survive the expiration or termination of this Lease.

9.4	Right to Affix Signs

Tenant shall have the right, without Landlord’s consent, to affix signs customarily used in its business upon the windows, doors, interior, and exterior walls of the Properties, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Properties and permitted by any covenants, conditions, and restrictions encumbering the Properties. Upon the expiration or earlier termination of the Lease, Tenant shall remove such signs within a reasonable time following receipt of written notice from Landlord. Tenant immediately shall make such repairs and restoration of the Properties as are necessary to repair any damage to the Properties from the removal of the signs.

10.  MAINTENANCE OF THE PROPERTIES

10.1	Obligation to Maintain the Properties

During the term of this Lease, Tenant shall, at its own expense, keep and maintain the entirety of the Properties in good order and repair, including, but not limited to, the interior, exterior, foundations, floors, walls, roof and structure of the building; the sidewalks, curbs, trash enclosures, landscaping with sprinkler system (if installed), light standards, parking areas which are a part of the Properties, and any common areas required to be maintained by Landlord under a common area maintenance agreement or similar recorded document. Tenant shall make such repairs and replacements as may be necessary, regardless of whether the benefit of such repair or replacement extends beyond the term of this Lease. The Properties shall be returned to Landlord at the termination or expiration of this Lease in good condition, ordinary wear and tear excepted. In the event of destruction of the Properties by fire or other casualty, the condition of the Properties upon termination of this Lease shall be governed by Section 13. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit or maintain the Properties or any portion thereof.

10.2	Obligation to Keep the Properties Clear

Tenant shall keep the Properties, including sidewalks adjacent to the Properties and loading area allocated for the use of Tenant, clean and free from rubbish and debris at all times. Tenant shall store all trash and garbage within the Properties and arrange for regular pickup and cartage of such trash and garbage at Tenant’s expense.

11.  REPAIRS AND ALTERATIONS

11.1	Right to Make Alterations

At all times during the term of this Lease, except as provided in Section 16, Tenant shall have the right to make alterations, additions and improvements (collectively, “Alterations”) to the interior or exterior of the Properties and parking areas adjacent to the Properties as more particularly set forth herein. Tenant shall have the right to make Alterations in its reasonable business judgment at any time to the extent such Alterations are non-structural or are structural in nature but shall cost less than the Alteration Threshold (as defined below), provided, as to structural alterations that are less than the Alteration Threshold but more than the Notice Threshold (as defined below), Tenant shall provide notice to Landlord of any such alterations no later than twenty (20) business days prior to beginning such alterations, such that the Landlord has sufficient time to post a notice of non-responsibility. Alterations that will cost in excess of the Alteration Threshold in the aggregate and that are structural in nature shall not be made by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any Alterations that may be made or installed by Tenant shall remain upon the Properties and, at the expiration or earlier termination of this Lease, shall be surrendered with the Properties to Landlord, except to the extent involving Tenant’s Personal Property. All Alterations shall be accomplished by Tenant in a good workmanlike manner, in conformity with applicable laws, regulations and covenants, conditions and restrictions encumbering the Properties, and by a licensed contractor. At least twenty (20) days prior to commencement of any work that requires Landlord’s approval, Tenant shall provide to Landlord copies of all required permits and governmental approvals, and within thirty (30) days following such work, Tenant shall provide to Landlord copies of all available completion of inspection reports and proof of payment of all labor and materials, including, without limitation, a copy of the general contractor’s and subcontractors’ final unconditional lien releases. Tenant shall pay when due all claims for such labor and materials and shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any such work the cost of which shall exceed the Notice Threshold. Landlord may enter upon the Properties, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of non-responsibility. For purposes of this Section 11.1, the term “Alteration Threshold” shall initially mean Two Hundred Fifty Thousand Dollars ($250,000.00) and the term “Notice Threshold” shall initially mean Fifty Thousand Dollars ($50,000.00).

11.2	Tenant Shall Not Render Properties Liable For Any Lien

Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Properties, nor to render the Properties liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make Alterations to the Properties. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Properties. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against a Property. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Property for any such lien or claim unless Tenant (i) shall have duly paid the amount involved under protest prior to such time limits; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one hundred ten percent (110%) of the amount being contested; or (iii) shall have procured a stay of all proceedings to enforce collection. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.

11.3	Payment of Liens.

Tenant shall pay or otherwise cause to be discharged and satisfied in full such that the Landlord obtains a complete release to its satisfaction of any and all liens, claims, demands, bills, costs, items, actions or impounds against the Properties which are caused by Tenant’s construction, alteration, addition to, or improvement of the Properties, prior to foreclosure or other loss to the Landlord because of such liens, claims, demands, bills, costs, items, actions or impounds, in the event that the Tenant does not elect the protest procedures in paragraph 11.2.

12.  INDEMNITY AND INSURANCE

12.1	Indemnification

Subject to the last sentence of this Section 12.1, Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from any and all loss, cost, damage, expense and/or liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time from any cause whatsoever in or about the Properties, other than damages proximately caused by reason of the gross negligence or willful misconduct of Landlord or its agents and employees, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Properties by Tenant, or any person claiming by, through, or under Tenant; (iii) the condition of the Properties or any occurrence or happening on the Properties from any cause whatsoever; or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Properties, either prior to or during the Lease term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and hold harmless Landlord, Landlord’s agents, and the landlord or landlords under all ground or underlying leases, from and against any and all loss, cost, liability, damage, and expense (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant. Notwithstanding anything to the contrary contained in this Section 12.1 or otherwise in this Lease, the foregoing indemnity by Tenant shall not cover actions, events, conditions or omissions to the extent (i) occurring after the termination of this Lease and the vacating of such Property or Properties at issue by Tenant unless otherwise caused by Tenant, or (ii) arising from the gross negligence or willful misconduct of Landlord or its employees or agents, except to the extent caused by Tenant; provided that said indemnification expressly applies to the Landlord’s negligence, whether or not the court deems the negligence to be active or passive in nature.

12.2	Insurance Company Requirement

Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of A-VIII or better as set forth in the most current issue of Best’s Insurance Guide and authorized to do business in the state in which the Property is located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

12.3	Insurance Certificate Requirements

12.3.1
Tenant shall deliver to Landlord evidence of the existence and amounts of the insurance with additional insured endorsements and loss payable clauses as required herein. Tenant shall deliver to Landlord an ACORD Form 25-S Certificate of Insurance in connection with Tenant’s liability policy(ies), and an ACORD Form 27 Evidence of Property Insurance in connection with Tenant’s property policy(ies). No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.

12.3.2	The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss jointly to Landlord and Tenant.

12.3.3
In connection with the subletting of one or more of the Properties, which subletting is approved by Landlord, subtenant’s compliance with Tenant’s insurance obligations shall fulfill Tenant’s obligations with respect thereto.

12.4	Minimum Acceptable Insurance Coverage Requirements

12.4.1
Tenant shall, at Tenant’s expense, obtain and keep in full force during the term of this Lease a policy of combined single limit bodily injury and property damage insurance written on an occurrence basis insuring Tenant (with Landlord as an additional insured) against any liability or damage arising out of ownership, use, occupancy, or maintenance of each of the Properties and all of their appurtenant areas. The insurance shall be in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence, and Ten million dollars ($10,000,000) in the aggregate; provided however, following receipt of written notice from Landlord the limits of such insurance shall be increased from time to time during the term of the Lease to such amount as may be deemed commercially reasonable by Landlord; provided, however, that such increases shall not exceed those required of tenants in like properties in the Salt Lake City metropolitan area. The policy shall provide blanket contractual liability coverage. However, the limits of the insurance shall not limit the liability of Tenant. In addition, Tenant shall, at Tenant’s expense, obtain and keep in full force during the term of this Lease an umbrella liability policy in an amount not less than Thirty Million Dollars ($30,000,000.00) in excess of primary insurance. The insurance to be maintained by Tenant pursuant to this Section 12.4.1 shall be primary and not contributory to any other insurance maintained by Landlord.

12.4.2
Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a “Special Form” (as such term is used in the insurance industry) policy of insurance covering loss or damage to the Properties. The insurance shall be in an amount not less than the full guaranteed replacement cost of the building(s) (less slab, foundation, supports and other customarily excluded improvements). The policy shall contain only standard printed exclusions; include an agreed value endorsement waiving any co-insurance penalty, and an ordinance or law coverage endorsement covering increased costs resulting from changes in laws or codes, and demolition and removal of the damaged structure, and it will contain a changed conditions endorsement and an endorsement for insurance against acts of terrorism. In no event shall any deductible payable in connection with such policy, together with any other form of self-insurance, exceed One Hundred Thousand Dollars ($100,000.00); provided, Tenant shall be permitted to maintain a self-insured retention program so long as an insurer, meeting the conditions described herein, is primarily liable for such deductible to all third parties, including Landlord. The records and books of such self-insured retention program shall be open to Landlord’s inspection at all times. Landlord may disapprove of such self-insured retention program if at any time it deems the program to contain insufficient reserves to cover probable losses, under commercially objective standards. In addition, if any of the Properties are located in flood zone A or V (including any flood zone commencing with the letters A or V) as defined by the Federal Emergency Management Agency (FEMA), or earthquake zone 1, 2, or 3 as defined by the Insurance Services Office (ISO), Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage due to earthquake and flood with respect to such Properties.

12.4.3
Tenant shall also obtain and keep in force during the term of this Lease a policy of Business Interruption insurance covering a period of one (1) year. This insurance shall cover all Taxes and insurance costs for the same period in addition to one (1) year’s lease rent amount. Such policy shall be maintained as an endorsement to the Tenant’s property and casualty insurance policy to the extent that it is feasible to do so.

12.4.4
Tenant shall also obtain and keep in force during the term of this Lease a worker’s compensation policy, insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of each state in which the Properties are located, including Employer’s Liability insurance, in an amount of not less than One Million Dollars ($1,000,000.00).

12.5	Additional Insureds

Tenant shall name as additional insureds (by way of a CG 20 26 endorsement) and loss payees on all insurance (other than on the liability policy), Landlord, Landlord's officers and directors, subsidiaries or affiliates of, or any joint venture, partnership or corporation involving Landlord, and Landlord's successor(s) and assignee(s) with an insurable interest under this Lease, but solely as respects property leased by the Tenant from the Landlord.

12.6	Mortgage Endorsement

If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear.

12.7	Renewals, Lapses or Deficiencies

Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Properties of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything that shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord’s demand Tenant shall immediately pay to Landlord, as additional rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

12.8	Waiver of Subrogation

Tenant hereby waives and releases any and all right of recovery against Landlord, including, without limitation, employees and agents, arising during the term of the Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Properties, which loss or damage arises from any type of peril which is covered or could be covered by a Special Form policy. This waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.

13.  PARTIAL AND TOTAL DESTRUCTION OF THE PROPERTIES

In the event any part or all of the improvements on the Property shall at any time during the term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall repair and restore the Property to substantially the same use, function, quality and value as existed, in accordance with this Lease, immediately prior to such damage or destruction using new materials except as may otherwise be appropriate, to the extent commercially reasonably possible, including buildings and all other improvements on the Property, as soon as circumstances permit. Tenant shall hold Landlord free and harmless from any and all liability of any nature whatsoever resulting from such damage or destruction, and such repairs and restoration. Tenant, and not Landlord, shall be responsible for paying for any cost of repairs and restoration in excess of the proceeds available from insurance policies maintained by Tenant. Tenant is not entitled to any rent abatement during or resulting from any disturbance from partial or total destruction of the Properties, and in no event shall Tenant be entitled to terminate the Lease. Notwithstanding the foregoing, Tenant shall not be under any obligation to restore one or more buildings that may be wholly or substantially destroyed at any time during the last three (3) years of the Primary Term or during the last two (2) years of any applicable Extension Period. For this purpose “wholly or substantially” shall mean thirty-three and one - third percent (33 1/3%) or more of the Properties’ insured replacement value.

14.  CONDEMNATION

14.1	Condemnation Damages

In the event of the taking or conveyance of the whole or any part of any of the Properties by reason of condemnation by any public or quasi-public body (“Condemnation”), Landlord and Tenant shall represent themselves independently in seeking damages before the condemning body. Landlord shall be entitled to the entirety of the award from such condemning authority with the exception of such portion (to which portion Tenant shall be entitled) of the award attributable to or, if no portion of the award was attributed or allocated by the determining body, the value of:

14.1.1
Tenant’s leasehold improvements made to the Property by Tenant in accordance with this Lease, which improvements Tenant has the right to remove from the Property upon the expiration or termination of the Lease pursuant to the provisions of this Lease, but elects not to remove;

14.1.2
Tenant’s Personal Property installed in the Property in accordance with this Lease, which Tenant has the right to remove from the Property upon the expiration or termination of the Lease pursuant to the provisions of this Lease, but which are to remain in the Property as a result of such taking; and

14.1.3
the unexpired portion of Tenant’s interest in the leasehold estate created by this Lease assuming the exercise of all remaining extension terms; provided that, Tenant can prove that this Leasehold has “bonus” value.

Notwithstanding the foregoing and provided the same does not reduce the amount awarded on account of the Properties pursuant to this Section 14.1, Tenant shall be entitled to seek, to the extent applicable, an award from the condemning authority with respect to (i) removal of Tenant’s Personal Property; (ii) damage or loss to Tenant’s business and good will, including without limitation, Tenant’s lost profits, and (iii) Tenant’s moving and relocation expenses.

14.2	Termination of Lease Due to Condemnation

In the event the Condemnation materially adversely affects the use by Tenant of the Property (“Condemned Property”), Tenant may terminate the Lease as to the Condemned Property by giving Landlord written notice of its intention to terminate the Lease within sixty (60) days of receipt of written notice of the Condemnation, which notice substantially shall disclose the material nature, scope and extent of the Condemnation. The effective date of the termination shall be the date upon which fee simple interest is vested in the condemning authority, and Tenant shall be released from further obligations or liabilities arising under the Lease thereafter with respect to the Condemned Property; however Tenant shall not be released from liabilities, charges and items accruing under the Lease prior to the Termination. In the event of termination, Individual Building Rent, Property Taxes, Other Charges and any other items of additional rent (collectively, “Rent and Charges”) shall be prorated based upon the actual number of days in the period to be prorated. Within thirty (30) days following the termination, Landlord shall refund to Tenant any Rent and Charges paid to Landlord in advance of the termination. Notwithstanding any termination of this Lease with respect to the Condemned Property, this Lease shall continue in full force and effect with respect to the remaining Properties; provided, however, Base Monthly Rent shall be adjusted by the Individual Building Rent allocated to the Condemned Property.

14.3	Temporary Taking

In the event of a temporary condemnation or taking, Tenant shall be entitled to the amount awarded by such condemning authority or court making such allocation with respect to Tenant’s leasehold estate under this Lease and Landlord shall be entitled to the amount awarded with respect to Landlord’s interest as Landlord in this Lease or to Landlord’s fee simple interest in the Properties to the extent such temporary taking or condemnation relates to a period after the expiration or termination of this Lease. Notwithstanding the foregoing and provided the same does not reduce the amount awarded on account of the Properties, Tenant shall be entitled to seek an award, to the extent applicable, with respect to the interruption of Tenant’s business, the relocation of Tenant or its business, or Tenant’s personal property.

15.   ASSIGNMENT AND SUBLETTING

15.1	Tenant’s Right of Assignment and Subletting

Tenant may assign its interest in this Lease and may sublet the Properties in whole or in part, from time to time. Tenant shall provide Landlord with a copy of the assignment or sublease no later than thirty (30) days prior to the date that the assignee or subtenant assumes possession. Except as otherwise expressly provided in this Lease, in no event shall Tenant be released from any of its obligations or liabilities under this Lease following any such assignment or subletting. In connection with the sublease of one or more (or a portion of one or more) of the Properties, Landlord may, but is not required to, execute and deliver to such subtenant a non-disturbance or recognition agreement in form reasonably satisfactory to the proposed subtenant, which shall provide for the continuation of possessory and all other rights of the subtenant through a direct lease with Landlord in the event of a termination of this Lease.

The rights to renew this lease are personal, and do not inure to the benefit of an assignee or subtenant, except with the Landlord’s prior written consent. In the event that Tenant subleases to a subtenant for a term longer than the term of this Lease as originally fixed by this Lease or the term of this Lease as actually renewed, the sublease shall be null, void and of no effect whatsoever; and the subtenant has no right to possession for the portion of the term of the sublease which is longer than the term of this Lease under the void sublease. Tenant may sublease to anyone for a term equal to the original term of this Lease with an option to renew which is coextensive with the option to renew of the Tenant, so long as the subtenant’s option to renew is expressly conditioned upon the Tenant’s exercise of its option to renew in this Lease.

15.2	Landlord’s Option to Preserve Subtenancies

In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant’s sublease of the Properties under this Section, Tenant’s surrender of this Lease, or the termination of this Lease in any other manner.

15.3	Continuing Obligation of Tenant

Except as provided below in this Section 15.3, no transfer permitted by this Section 15 shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Section. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord shall not consent to subsequent assignments or modifications of this Lease by Tenant’s transferee without first notifying Tenant and obtaining its written consent. Such action shall not relieve Tenant’s liability under this Lease, except that Tenant shall not be liable for any extension of the term or increase in rentals made without Tenant’s prior written consent. Notwithstanding the above, upon the assignment of this Lease to an entity or individual with a net worth equal to or greater than the net worth of Tenant on the date of execution of this Lease, Tenant shall be released and relieved of all further liability under this Lease from and after the effective date of such assignment. Each subsequent assignee, upon making a further assignment in compliance with the terms and conditions of this Section 15.3 shall be released and relieved of all further liability under this Lease from and after the effective date of such further assignment.

15.4	Landlord’s Right of Assignment

Subject to the terms of Section 27 below, Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to the Properties. Each conveyance by Landlord of Landlord’s interest in the Lease or the Properties prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any subsequent obligations or liability as Landlord, and Tenant shall look solely to Landlord’s successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord’s successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise. The term “Landlord” as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Properties. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Properties.

15.5	Separate Leases

At Tenant’s request, Landlord agrees to execute and deliver separate and independent leases for one or more of the Properties, containing terms and provisions consistent with this Lease, with appropriate prorations and adjustments, including without limitation, an adjustment in Tenant’s rental obligations for a particular Property, but in no event shall Landlord be required to comply with more than one such request for each Property during the term of this Lease.

16.  DEFAULT AND TERMINATION

16.1	Event of Default

The occurrence of any of the following events (each an “Event of Default”) shall constitute a default by Tenant:

16.1.1
Monetary Default: Failure by Tenant to pay rent or any other monetary obligation (“rent”) within five (5) business days from the date of receipt of Landlord’s written notification to Tenant that the rent is past due (a “Late Notice”).

16.1.2
Non-monetary Default: Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in Subsection 16.1.1) if the failure is not cured within thirty (30) days after notice has been given to Tenant. If, however, the failure cannot reasonably be cured within the cure period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.

16.1.3
To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within ninety (90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Properties or of Tenant’s interest in this Lease, unless such seizure is discharged within sixty (60) days.

16.1.4	Any notice delivered pursuant to this Section 16.1 shall be in lieu of, and not in addition to, any notice required by law.

16.2	Landlord’s Remedies

Landlord shall have any one or more of the following remedies after the occurrence of an uncured Event of Default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:

16.2.1
With respect to a default under subsection 16.1.2 above attributable to one or more Properties, terminate the Lease with respect to each affected Property, by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender the affected Property to Landlord. If Tenant fails to so surrender the affected Property, then Landlord, without prejudice to any other remedy it has for possession of the affected Property or arrearages in rent or other damages, may re-enter and take possession of the affected Property and expel or remove Tenant and any other person or entity occupying the affected Property or any part thereof, without being liable for any damages, whether caused by negligence of Landlord or otherwise. If Landlord does terminate the Lease under this Paragraph, the Tenant is released from all future obligations hereunder, but it is not released from obligations accruing prior to the Termination.

16.2.2
With respect to all other defaults under the Lease, terminate the Lease in its entirety by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender the Properties to Landlord. If Tenant fails to so surrender the Properties, then Landlord, without prejudice to any other remedy it has for possession of the Properties or arrearages in rent or other damages, may re-enter and take possession of the Properties in a manner consistent with applicable law and expel or remove Tenant and any other person or entity occupying the Properties or any part thereof.

16.2.3
No act by Landlord other than giving express notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Properties, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not, without more, constitute a termination of this Lease. Subject to Section 16.2.1 of this Lease, on termination of the Lease, Landlord shall have the right to recover from Tenant:

(i)	Those damages recoverable under Utah law following such termination; and

(ii)	Any other amount, including, without limitation, attorneys’ fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.

16.2.4
At its election, Landlord may re-enter and take possession of the Properties in a manner consistent with applicable law without terminating this Lease and without being liable for any damages, except to the extent caused by the negligence or willful misconduct of Landlord. Landlord shall use commercially reasonable efforts to relet the Properties. Landlord may relet the Properties on whatever terms and conditions Landlord, in its reasonable discretion, deems advisable. Reletting can be for a period shorter or longer than the remaining term of this Lease. Landlord’s action under this Subsection is not considered an acceptance of Tenant’s surrender of the Properties unless Landlord so notifies Tenant in writing. Tenant shall be immediately liable to Landlord for all reasonable costs Landlord incurs in reletting the Properties, including brokers’ commissions, expenses of remodeling the Properties required by the reletting, and like costs. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.

If Landlord elects to relet the Properties without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant’s total indebtedness to Landlord; no reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that the Lease has been terminated. If Landlord elects to relet the Properties, rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than rent due from Tenant; (ii) second, all reasonable costs, including maintenance, incurred by Landlord in reletting; and (iii) third, rent due and unpaid under the Lease. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord, in addition to the remaining rent due, all reasonable costs, including maintenance, Landlord incurred in reletting which remain after applying the rent received from the reletting. Tenant shall have no right to or interest in the rent or other consideration received by Landlord from reletting to the extent it exceeds Tenant’s total indebtedness to Landlord.

16.2.5
Re-enter the Properties in a manner consistent with applicable law without terminating this Lease and without being liable for any damages, except to the extent caused by the negligence or willful misconduct of Landlord, and do whatever Tenant is obligated to do under the terms of this Lease. The reasonable expenses incurred by Landlord in affecting compliance with Tenant’s obligations under this Lease immediately shall become due and payable to Landlord as additional rent.

16.2.6
In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to pay Landlord in a prompt manner for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among these damages are all reasonable expenses incurred by Landlord in repossessing the Properties (including, but not limited to, increased insurance premiums resulting from Tenant’s vacancy), all reasonable expenses incurred by Landlord in reletting the Properties (including, but not limited to, those incurred for advertisements, brokerage fees, repairs, remodeling, and replacements), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant’s default (including, but not limited to, any unamortized commissions paid in connection with this Lease), and all reasonable attorneys’ fees incurred by Landlord in enforcing any of Landlord’s rights or remedies against Tenant.

16.2.7
Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages, or other amounts due to Landlord hereunder.

16.2.8
Whether or not Landlord elects to terminate this Lease or Tenant’s right to possession of the Properties on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Properties in a manner consistent with applicable law and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Properties (subject to the terms of any applicable non-disturbance or recognition agreement) or, in Landlord’s sole discretion, may succeed to Tenant’s interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.

16.2.9	If Landlord retakes possession of the Property, either with or without termination of this Lease, Landlord agrees to use commercially reasonable efforts to mitigate its damages.

16.2.10
Notwithstanding anything to the contrary contained herein, in the case of a default under Section 16.1.2 above attributable to one or more Properties, the rights contained in Sections 16.2.4 through and including 16.2.8 shall be limited to those affected Properties only.

16.3	Late Charge

If Tenant fails to pay when due any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease and which are unpaid after any notice and cure period allowed, there shall be a late charge, immediately payable by Tenant as additional rent, in the amount of three percent (3%) of each such obligation. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for accounting and administrative expenses incurred by Landlord. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at the rate set forth in Section 16.6 from the date said payment was due until paid, said interest to be payable by Tenant as additional rent. Landlord and Tenant agree that this sum is reasonable to compensate Landlord for the loss of the use of funds. Notwithstanding the foregoing, Tenant shall not be obligated to pay the late charge and interest otherwise due pursuant to this Section 16.3 unless ten (10) days shall have lapsed following Tenant’s receipt of notice pursuant to Section 16.1.1, if such notice is required thereunder and the delinquent amount(s) shall not have been paid.

16.4	Right of Landlord to Re-Enter

In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Properties, and any personal property of Tenant may be removed from the Properties and stored in any public warehouse at the risk and expense of Tenant.

16.5	Surrender of Properties

No act or thing done by Landlord or any agent or employee of Landlord during the Lease term shall be deemed to constitute an acceptance by Landlord or a surrender of any or all of the Properties unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to any of the Properties to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Properties or effect any partial or full termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Properties.

16.6	Interest Charges

Any amount not paid by one party to the other when due to the other party will bear interest from the date due at the lesser of (i) the “prime rate” identified in the “Money Rates” section of the Wall Street Journal in effect on the date due plus two percent (2%) per annum; or (ii) the maximum rate permitted by law.

16.7	Default by Landlord

Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after prior written notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 16.7 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant.

17.   RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right after prior written notice to Tenant, to enter upon the Properties during Tenant’s usual business hours for the purpose of inspecting the Properties or, if Landlord is otherwise permitted to do so under this Lease, of making repairs, additions or alterations in or upon the Properties, and for the purpose of exhibiting the Properties to prospective tenants (during the last six (6) months of the term of this Lease as the same may be extended) or purchasers. Provided no Event of Default is continuing and Tenant has not vacated the Property, Landlord shall not exhibit any “for sale” signs during the term of the Lease. The exercise of Landlord’s right of inspection shall be conducted so as to minimize any interference with Tenant’s business operations at the Properties, and shall be subject to compliance with Tenant’s reasonable instructions and security requirements.

18.  WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord’s rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

19.  NOTICES

19.1	Notice Requirements

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage prepaid; or (iii) on the date sent via facsimile transmission; or (iv) upon delivery, or if delivery is rejected when delivery was attempted of properly addressed first class mail, postage prepaid with return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord: Franklin Saltlake LLC
c/o Platinum Realty Management
201 Wilshire Bl., Second Floor
Santa Monica, CA 90401 Attention: Shaoul J. Levy Telephone: (310) 395-5200 Fax Number: (310) 917-1101
With a copy to: Jeffrey G. Thomas Thomas Law Company 201 Wilshire Bl., Second Floor Santa Monica, CA 90401 Telephone: (310) 208-8326 Fax Number: (310) 388-1555
If to Tenant: Franklin Development Corporation
2200 Parkway Blvd.
Salt Lake City, UT 84119
Attention:Robert Whitman Telephone: (801) 817-7117 Fax Number: (801) 817-8197

With a copy to:

Val John Christensen, Esquire
2200 West Pakway Blvd.
Salt Lake City, UT 84119
Phone Number: (801) 817-7102
Fax Number: (801) 817-8197

19.2	Payments Under Lease

Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

20.  RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

21.  SUBORDINATION, ATTORNMENT AND ESTOPPEL

21.1	Subordination and Non-Disturbance

Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any mortgage, trust deeds, and similar encumbrances (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Properties; provided, however, that this Lease shall not be subordinate to any Mortgage, or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with an agreement (“Non-Disturbance Agreement”), signed and acknowledged by each holder of any such interest setting forth that so long as Tenant is not in default hereunder after all applicable notice and cure periods, Landlord’s and Tenant’s rights and obligations hereunder shall remain in full force and effect and Tenant’s right to possession shall be upheld and undisturbed. The Non-Disturbance Agreement may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Properties, including, without limitation, Tenant’s agreement to attorn as set forth in Section 21.2 below, provided, the same are reasonably acceptable to Tenant. Tenant shall, promptly following a request by Landlord and after receipt of the Non-Disturbance Agreement, execute and acknowledge any subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder.

21.2	Attornment

In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default hereunder after all applicable notice and cure periods; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at private or public foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance not otherwise delivered to such Successor Landlord; (b) any amendment, modification, or ending of this Lease without the Successor Landlord’s consent after the Successor Landlord’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord. At the request of the Successor Landlord, Tenant shall execute a new lease for the Properties, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease with the same extension rights to the extent remaining.

21.3	Attornment of Subtenants.

In any Subleases executed by Tenant, the Sublease shall contain an express clause that in case of default hereunder by Tenant whereby the Landlord exercises its right to terminate the Lease or to repossess the Property in accordance with Paragraphs 16.2.2, 16.2.3 and/or 16.2.4, the Subtenants shall attorn to, and recognize the Landlord as their Landlord who is solely entitled to the rent from the Sublease. At the request of Landlord, upon exercise of its right to terminate this Lease, the Subtenants shall execute a Lease for the Property or Properties with Landlord as Landlord, setting forth all of the provisions of the Sublease for the Property or Properties, except that the term of the new Lease executed by the Subtenants shall be the same as the balance of the term of the Sublease with any extension rights therein remaining in effect.

21.4	Estoppel Certificate

Each party shall execute and deliver to the other, within twenty (20) days after receipt of Landlord’s request, any estoppel certificate or other statement to be furnished to Landlord, any prospective purchaser of or any lender against the Properties or to Tenant or any assignee or sublessee of Tenant. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and expiration dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Properties; that Tenant has accepted the Properties and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease; that no default exists under the Lease; and such other matters as reasonably may be requested. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Properties or the building (“Lender”) that Tenant will not look to such Lender as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time Lender, its successors or assigns, acquired Landlord’s interest in the Properties by foreclosure or otherwise except to the extent the same continues after such time, as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; or as being bound by Landlord to any amendment or modification of the Lease without Lender’s written consent. Failure to deliver the documents required under this Section 21 in the time period required shall constitute an Event of Default if such failures continues for five (5) business days after written notice of the same.

22.  TENANT’S FINANCIAL STATEMENTS

During the term of the Lease, Tenant shall provide Landlord with current financial statements as follows: within one hundred twenty (120) days of the end of each fiscal year, Tenant’s profit and loss statement, balance sheet, statement of changes in financial position, and notes to the financial statements as reviewed or audited by an independent certified public accountant or accounting firm; provided, to the extent Tenant ever becomes subject to the reporting requirements of the Securities and Exchange Act of 1934 (the “Act”), such annual financial reports filed pursuant to the Act shall be provided to Landlord in lieu of the foregoing statements. Tenant covenants to provide the foregoing information which is in unaudited form as soon as it is reasonably available to Tenant, upon request from Landlord. Landlord agrees to hold all information provided to Landlord under or in connection with this Lease, including, without limitation, this Section 22, in confidence and shall not disclose any such information to any third party without first obtaining a confidentiality agreement reasonably acceptable to Tenant, except to the extent such disclosure is by order of a court or as otherwise required by law and except with respect to information otherwise made public by Tenant.

23.  ATTORNEYS’ FEES

23.1	Recovery of Attorneys’ Fees and Costs of Suit

Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action.

23.2	Party to Litigation

Except to the extent arising from Landlord’s negligence or willful misconduct, Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Properties by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in any such claim or action.

23.3	Landlord’s Consent

Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred in an action or proceeding in connection with Tenant’s request for Landlord’s consent in connection with any act which Tenant proposes to do and which requires Landlord’s consent, with respect to which Tenant and Landlord are not adversarial parties, up to a maximum of Twenty Thousand Dollars ($20,000.00).

24.  CONSENT

Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a result of, Landlord’s failure to give any consent, approval, or instruction reserved to Landlord. Tenant’s sole remedy in any such event shall be an action for declaratory or injunctive relief. Notwithstanding anything to the contrary contained in this Lease, unless otherwise expressly provided for herein, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Landlord does not respond to a written request for consent within twenty (20) days of such request.

25.  AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

25.1	Full Power and Authority to Enter Lease

The parties covenant and warrant that each has full power and authority to enter into this Lease.

25.2	Quiet Enjoyment

Landlord covenants and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Properties, their appurtenances and all rights and privileges incidental thereto during the term, as against all persons claiming by, through, or under Landlord, subject to the provisions of this Lease and any title exceptions or defects in existence on the Commencement Date.

25.3	No Violation of Covenants and Restrictions

Tenant leases the Properties subject to all encumbrances, covenants, conditions, restrictions, easements, rights of way, and all other matters of record affecting the Properties as of the date hereof or future ones agreed to by Tenant in accordance with the terms of this Lease. Tenant shall not violate, permit a violation, or cause Landlord to violate any recorded covenants and restrictions affecting the Properties as of the date hereof or future ones agreed to by Tenant in accordance with the terms of this Lease. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

25.4	Common Areas.

Landlord reserves the right to close the Common Areas to Tenant or the public as necessary to make repairs or capital improvements. Unless it is an emergency, Landlord covenants that it will provide five (5) days prior written notice of the closure to Tenant.

26.  HAZARDOUS MATERIAL

26.1	Environmental Compliance

Tenant shall comply with all laws, including Environmental Laws, relating to the use, storage, transportation, dispensing, sale or Release of Pollutants at the Properties. Tenant shall not use, store, transport, dispense or sell Pollutants at the Properties, or surrounding areas, except as is customary for the operation of Tenant’s business at the Properties in accordance with the terms of this Lease, and is otherwise permitted by Environmental Laws. Tenant shall not Release, nor shall Tenant permit any employee, contractor, agent or invitee to Release, any Pollutants on the Properties, into the air or the surrounding land, surface water or ground water except as expressly permitted by law, including Environmental Laws. Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to Pollutants at or emanating from or to the Properties, or any alleged non-compliance with Environmental Laws at the Properties, reasonably promptly (and in no event later than thirty (30) days) after such documents are provided to or generated by Tenant. Tenant also shall promptly notify Landlord of any Release of Pollutants at, on, under or from the Properties and promptly shall address any such Releases as required by Environmental Laws. All reporting, investigation and/or remediation requirements under any Environmental Law with respect to any and all Releases of Pollutants at, on, from or near the Properties are the responsibility of Tenant.

26.2	Tenant’s Responsibility for Hazardous Materials

At Tenant’s cost, Tenant shall be responsible for (i) permitting, reporting, assessment, testing, investigation, treatment, removal, remediation, transportation and disposal of Pollutants as directed by any governmental agency, as required by Environmental Laws; (ii) damages, costs, expenditures and claims for injury to persons, property, the Properties and surrounding air, land, surface water, and ground water resulting from such Pollutants; (iii) claims by any governmental agency or third party associated with injury to surrounding air, land, surface water and ground water or other damage resulting from such Pollutants; (iv) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by such Pollutants; (v) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Laws, with respect to such Pollutants; (vi) damages, costs and expenditures for injury to natural resources to the extent caused by such Pollutants as directed by any governmental agency or otherwise as required by applicable law, including Environmental Laws; (vii) compliance with Environmental Laws regarding the use, storage, transportation, release, disposal, dispensing or sale of Pollutants; and (viii) any other liability or obligation related to such Pollutants, except to the extent such Pollutants (i) arose after the expiration of the term of this Lease and the vacating of the affected Property or Properties by Tenant unless due to Tenant or its employees or agents, or (ii) to the extent caused solely by Landlord or its employees or agents.

26.3	Tenant’s Environmental Indemnification

Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses which arise during or after the term of the Lease as a result of Pollutants present at the Properties, provided, Tenant shall have no liability to the extent such Pollutants (i) arose after the expiration or termination of this Lease unless due to Tenant or its employees or agents, or (ii) to the extent caused by Landlord or its employees or agents. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Pollutants present in the soil or ground water on or under the Properties, provided, Tenant shall have no liability to the extent such Pollutants (i) arose after the expiration of the term of this Lease unless due to Tenant or its employees or agents, or (ii) were caused solely by Landlord or its employees or agents. Without limiting the foregoing, if the presence of any Pollutants on the Properties results in any contamination of the Properties, Tenant shall promptly take all actions at its sole expense as are required to bring such Properties into compliance with Environmental Laws.

26.4	Tenant’s Notification Obligation

Tenant shall promptly notify Landlord of Tenant obtaining actual knowledge of any of the following: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Properties or Tenant’s operation of the Properties; (ii) any correspondence, communication or notifications as are required by either the Federal or State Emergency Planning and Community Right to Know Acts; (iii) any change in Tenant’s operations on the Properties that will change or has the potential to change Tenant’s obligations or liabilities under the Environmental Laws; (iv) any Releases or suspected Releases of any and all Pollutants at, from or near the Properties.

26.5	Landlord’s Right of Entry

Following receipt of a notice described in Section 26.4 above and Tenant’s failure to comply with the terms of this Section 26, Landlord, or its representatives or consultants, shall have the right to enter upon the Properties and make any inspection, tests, borings, measurements, investigation or assessment Landlord deems necessary in the exercise of its reasonable judgment in order to determine the presence of Pollutants or other Hazardous Materials. Landlord shall select a qualified environmental consultant to complete such tasks. Nothing herein shall be deemed to require Landlord to conduct any such testing, measurement, investigation or assessment. Landlord shall give Tenant a minimum of five (5) days written notice prior to conducting any such inspection, tests, borings, measurements, investigation or assessment except no such notice is required under emergency conditions. Landlord’s right of entry and inspection shall include the right to inspect Tenant’s records required to be maintained pursuant to Environmental Laws. If any Pollutants present on or released from the Properties are detected requiring remedial action as required by Section 26 of this Lease, Landlord’s reasonable expenses incurred in performing the tests, measurements, investigation or assessment shall be treated as an advance from Landlord to Tenant, and shall be promptly paid by Tenant on demand by Landlord. This is in addition to Tenant’s obligation to conduct all required testing, investigation, assessment, cleanup and remediation at Tenant’s sole cost of any suspected or actual Pollutants.

In the event that Landlord has a reasonable basis to believe that Pollutants or other Hazardous Materials are present at a Property in violation of any Environmental Law or that Tenant has not otherwise complied with any Environmental Law, Landlord shall provide written notice to Tenant of such belief along with a description of, and any supporting documentation for, the basis for such belief. If after a reasonable period of time following such notice, Tenant has failed to demonstrate to the reasonable satisfaction of Landlord that no such Pollutants or other Hazardous Materials are present at the Property or that Tenant is in compliance with all Environmental Laws. Landlord shall have the right to enter the Properties upon reasonable notice to Tenant for the purpose of conducting an environmental audit or assessment to assure that the Properties are in compliance with any applicable Environmental Laws.

26.6	Survival

Provisions of this Section 26 shall survive expiration or termination of the tenancy.

27.  RIGHT OF FIRST OFFER

27.1	Right of First Offer

Landlord grants to Tenant a right of first offer with respect to each Property; provided that this right of first offer is null, void and of no effect whatsoever if at the time of the Landlord’s intent to sell a Property the Tenant is in default of any of the provisions of this Lease. If Landlord intends to sell a Property (“Sale Property”), Landlord shall submit to Tenant a proposal (“Proposal”) setting forth the proposed purchase price and other material terms of the proposed sale.

Tenant shall have five (5) business days to elect to accept the terms of the Proposal, in which case Landlord and Tenant shall enter into a purchase agreement providing for a closing within ninety (90) days of Tenant’s acceptance of the Proposal and such other terms as are mutually acceptable to the parties; provided, however, Tenant acknowledges and agrees:

(i)
Landlord shall deliver to Tenant a special warranty deed in the form customarily used in connection with commercial real property transactions in the state in which the Sale Property is situated, which shall be subject only to: (i) matters of record; (ii) such additional matters as specifically consented to by Tenant; (iii) anything of record or not of record that in any way affects title to the Sale Property resulting from the acts or omissions of Tenant and matters that would be shown by a then current inspection or survey of the Sale Property. Landlord shall execute such documents as shall be required to deliver good and marketable title to the Sale Property (subject to the foregoing matters) to Tenant in form and substance reasonably satisfactory to the title company;

(ii)
The Sale Property shall be conveyed by Landlord to Tenant “AS IS, WHERE IS, WITH ALL FAULTS,” in such condition as the same may be on the closing of the transaction, without any representations or warranties by Landlord except customary representations and warranties pertaining to Landlord’s quality of title, Landlord not having encumbered or sold, or granted any option or other rights with respect to the sale of, the Property and the due authorization, execution and delivery of such documents; and

(iii)
This Lease shall be amended to delete the Sale Property from the Property List effective on the date upon which fee simple interest is vested in Tenant, and the parties thereafter shall be released from all liabilities and obligations under this Lease with respect to the Sale Property, with the exception of those obligations that survive the expiration or earlier termination of the Lease. This Lease shall continue in full force and effect with respect to the remaining Properties; provided, however, Base Monthly Rent shall be adjusted by the Individual Building Rent allocated to the Sale Property.

If Tenant elects not to accept the Proposal or fails to make an election within such thirty (30) days, Landlord may sell the Sale Property in accordance with the terms of the Proposal. If Landlord fails to sell the Sale Property within one (1) year following Tenant’s election or deemed election to not purchase the Sale Property, or if Landlord intends to sell the Sale Property on terms that are materially less favorable to Landlord (it being agreed that any price lower than ninety-five percent (95%) of the price set forth in the Proposal shall be deemed materially less favorable), Landlord shall re-offer the Sale Property to Tenant on such less favorable terms pursuant to the terms of this right of first offer.

28.  GENERAL PROVISIONS

28.1	Recitals

The Recitals set forth above are hereby incorporated by this reference.

28.2	Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

28.3	Captions

Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

28.4	Exhibits

All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

28.5	Entire Agreement

This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

28.6	Drafting

This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

28.7	Modification

No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

28.8	Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

28.9	Enforceability

Tenant warrants and represents that the terms of this Lease are fully enforceable in the localities in which the Properties are located. In the event any provision contained in this Lease is inconsistent or in conflict with local law, custom, or practice, the provisions of this Lease shall supersede and shall be paramount and controlling.

28.10	Attorneys’ Fees

With respect to Section 23 and any other provision in this Lease providing for payment or indemnification of attorneys’ fees, such fees shall be deemed to include reasonable fees incurred through any applicable appeal process, and shall include fees attributable to legal services provided by any in-house counsel and staff to the prevailing or indemnified party. For purposes hereof, the services of in-house counsel and their staff shall be valued at rates for independent counsel prevailing in the metropolitan area in which such counsel and staff practice.

28.11	Time of Essence

Time is of the essence of every provision of this Lease.

28.12	Severability

In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

28.13	Successors and Assigns

Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

28.14	Independent Covenants

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Properties (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

28.15	Applicable Law

This Lease shall be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of law principles.

28.16	Limitation of Landlord’s Liability

Notwithstanding anything contained in this Lease to be contrary, Landlord shall not incur any liability beyond Landlord’s interest in the Properties upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Properties for the payment and discharge of any obligations imposed upon Landlord under this Lease.

28.17	No Lease Until Accepted

Landlord’s delivery of unexecuted copies or drafts of this Lease is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Landlord nor in any way implies that Landlord is under any obligation to lease the Properties. When this Lease has been executed by both Landlord and Tenant, it shall constitute a binding agreement to lease the Properties upon the terms and conditions provided herein and Landlord and Tenant agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the lease of the Properties as contemplated herein.

28.18	Counterparts

This Lease may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Land and Building Lease Agreement the day and year first set forth above.

LANDLORD:	TENANT:

FRANKLIN SALTLAKE LLC, a Utah limited liability company	FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation

By:	By:
Its:	Its:

Date:	Date:

Exhibit A

to

Lease Agreement

Base Monthly Rent: Two Hundred and Fifty-Three Thousand and Six Hundred and Sixty-Seven Dollars ($253,719.25)

Franklin Building  $12.00
Patrick Henry Building $9.00
Adams Building  $9.00
Washington Building  $9.00
Jefferson Building  $9.00

Property List; Legal Descriptions of Properties

Parcel 1
Garden Area Parcel

Beginning at a point on the Easterly Right of Way line of Decker Lake Boulevard, said point being due West 3067.40 feet and due South 1207.42 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being on a 167.00 foot radius curve to the right, the radius point of which bears North 05°50’30” East; thence along said Easterly line the following three (3) courses: Northerly along the arc of said curve 245.29 feet through a central angle of 84°09’27” (Chord to said curve bears North 42°04’54” West 223.84 feet); thence North 173.73 feet to the point of an 1974.03 foot radius curve to the right, thence Northerly along the arc of said curve 46.54 feet; thence East 149.44 feet; thence South 386.13 feet to the point of beginning.

Parcel 2
Franklin Building

Beginning at a point on the Westerly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.00 feet and South 52°59’27” West 40.00 feet and North 37°00’03” West 282.82 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2394.73 feet and due South 1763.83 feet from said Center Section Monument, said point also being on a 368.22 foot radius cure to the left, the radius point of which bears South 41°50’56” West; thence Northwesterly along the arc of said curve 268.95 feet, through a central angle of 41°50’56” (Chord bears North 69°04’32” West 263.01 feet); thence West 29.97 feet; thence South 30°00’00” East 195.52 feet; thence South 45°03’09” West 129.64 feet; thence North 44°56’51” West 44.17 feet; thence West 177.02 feet; thence South 45°00’00” West 109.13 feet; thence North 45°00’00” West 78.37 feet; thence North 251.40 feet; thence West 45.24 feet to a point of a 233.00 foot radius curve to the right; thence Northerly 366.00 feet along the arc of said curve, through a central angle of 90°00’00” (Chord to said curve bears North 45°00’00” West 329.51 feet); thence North 395.61 feet to a point on the Westerly right-of-way line of Decker Lake Boulevard, said point also being on a curve to the left, the radius point of which bears East 233.00 feet; thence Southeasterly 366.00 feet along the arc of said curve and said Westerly line through a central angle of 90°00’00” (Chord bears South 45°00’00” East 329.51 feet); thence along said Westerly line the following six(6) courses: East 291.65 feet to a point of a 268.56 foot radius curve to the right, the radius point of which bears South; thence Southeasterly 383.17 feet along the arc of said curve through a central angle of 81°44’53” (Chord bears South 49°07’34” East 351.49 feet); thence South 08°15’07” East 61.35 feet to a point of a 334.56 foot radius curve to the left, the radius point of which bears North 81°44’53” East; thence Southeasterly along the arc of said curve 167.92 feet through a central angle of 28°45’26” (Chord bears South 22°37’50” East 166.16 feet); thence South 52°59’27” West 7.00 feet; thence South 37°00’33” East 51.64 feet to the point of beginning.

Parcel 3
Jefferson, Adams & Washington Buildings

Beginning at a point on the Westerly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.00 feet and South 52°59’27” West 40.00 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2224.50 feet and due South 1989.67 feet from said Center Section Monument and running thence South 07°59’27” West 28.03 feet to the Northerly right-of-way line of Parkway Boulevard said point also being on an 1102.87 foot radius curve to the right, the radius point of said curve bears North 35°59’21” West; thence Westerly along the arc of said curve and said right-of-way line 691.27 feet, through a central angle of 35°54’45” (Chord to said curve bears South 71°58’01” West 680.01 feet); thence South 89°55’56” West 115.06 feet; thence North 83°32’31” West 75.29 feet; thence North 06°27’29” East 57.95 feet; thence North 45°00’00” West 199.09 feet; thence North 77.78 feet; thence North 45°00’00” West 95.35 feet; thence North 45°00’00” East 105.79 feet; thence North 59°22’26” West 127.77 feet; thence North 40°01’24” East 157.77 feet to a point on a 233 foot radius curve to the left, the radius point of which bears North 40°01’24” East; thence Easterly 162.76 feet along said curve through a central angle of 40°01’24” (Chord to said curve bears South 69°59’18” East 159.47 feet); thence East 45.24 feet; thence South 251.40 feet; thence South 45°00’00” East 78.37 feet; thence North 45°00’00” East 109.13 feet; thence East 177.02 feet; thence South 44°56’51” East 44.17 feet; thence North 45°03’09” East 129.64 feet; thence North 30°00’00” West 195.52 feet; thence East 29.97 feet to a point of a 368.22 foot radius curve to the right; thence along the arc of said curve 268.95 feet, through a central angle of 41°50’56” to a point of non-tangency said point also being on said Westerly right-of-way line; thence South 37°00’33” East along said right-of-way line 282.82 feet to the point of beginning.

Parcel 4
Patrick Henry Building

Beginning at a point on the Easterly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.56 feet and North 52°59’27” East 40.00 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2160.95 feet and due South 1941.07 feet from said Center Section Monument, and running thence along said Easterly line the following five(5) courses: North 37°00’33” West 333.90 feet; thence South 52°59’27” West 7.00 feet to a point on a 268.56 foot radius curve to the right, the radius point of which bears North 52°59’27” East; thence Northerly 134.79 feet along the arc of said curve, through a central angle of 28°45’26” (Chord to said curve bears North 22°37’50” West 133.38 feet); thence North 08°15’07” West 61.35 feet to a point of a 334.56 foot radius curve to the left, the radius of said curve bears South 81°44’53” West; thence Northwesterly 477.34 feet along the arc of said curve, through a central angle of 81°44’53” (Chord to said curve bears North 49°07’33” West 437.87 feet); thence East 284.95 feet; thence South 36°58’23” East 775.35 to a point on the Northerly right-of-way line of Parkway Boulevard, said point also being on a 1438.24 foot radius curve, the radius point of which bears North 46°14’40” West; thence Southwesterly 172.48 feet along the arc of said curve, through a central angle of 06°52’16” to a point on said Easterly line; thence North 82°00’33” West along said Easterly line 27.34 feet to the point of beginning.